Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the transactions contemplated by the Merger Agreement.

On June 30, 2026 (the “Closing Date”), Brag House Holdings Inc. (“Legal Acquirer”) completed the transactions contemplated by the Merger Agreement, dated October 12, 2025, as amended (the “Merger Agreement”), by and among Brag House Holdings, Inc. (“Brag House”), House of Doge Inc., a Texas corporation (“Legacy House of Doge” or “HOD”), and Brag House Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Brag House (“Merger Sub”) (collectively, the “Transaction”).

Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy House of Doge, with Legacy House of Doge continuing as the surviving corporation and becoming a wholly owned subsidiary of Brag House. In connection with the closing of the Merger, Brag House changed its corporate name to “House of Doge Inc.” Unless the context otherwise requires, references to the “Company” following the Merger refer to House of Doge Inc., formerly known as Brag House Holdings, Inc., together with its consolidated subsidiaries. The Company’s common stock commenced trading on Nasdaq under the symbol “HODO” on July 1, 2026.

For accounting purposes, the Transaction is accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). House of Doge has been determined to be the accounting acquirer and Brag House has been determined to be the accounting acquiree. Because Brag House does not meet the definition of a business under ASC Topic 805, Business Combinations, the Transaction will not be accounted for as a business combination.

Accordingly, the Transaction will be treated as the equivalent of House of Doge issuing equity interests in exchange for the net assets of Brag House, accompanied by a recapitalization. The net assets of Brag House will be recognized at their historical carrying amounts, with no goodwill or other intangible assets recognized as a result of the Transaction. Following the Transaction, the consolidated financial statements of the Combined Company will represent a continuation of the financial statements of House of Doge, with the equity structure of the Combined Company reflected in accordance with the terms of the Transaction.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in this Form 8-K:

●	the historical audited consolidated financial statements of House of Doge as of and for the year ended March 31, 2026;

●	the historical unaudited condensed consolidated financial statements of Brag House as of and for the three months ended March 31, 2025;

●	the historical audited consolidated financial statements of Brag House as of and for the year ended December 31, 2025; and

●	the historical unaudited condensed consolidated financial statements of Brag House as of and for the three months ended March 31, 2026.

The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial position or results of operations of the combined company that would have been realized had the merger been completed at the beginning of each period presented.

The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The unaudited pro forma condensed combined financial information also does not consider other risk factors. Certain transaction accounting adjustments remain preliminary pending completion of management’s analysis of transaction costs and financing arrangements. Management expects to finalize its analysis by year-end March 31, 2027.

Basis of presentation and timing

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical balance sheets of Brag House and House of Doge as if the Transaction had been consummated on March 31, 2026.

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2026 combine the historical statements of operations of Brag House and House of Doge as if the Transaction had been consummated on April 1, 2025. Since Brag House had a December 31st year-end, the pro forma condensed combined statement of operations for April 1, 2025 to March 31, 2026 was derived from Brag House’s year-end December 31, 2025 results, minus the three months ended March 31, 2025 results, plus the three months ended March 31, 2026 results.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects Transaction Accounting Adjustments that management believes are necessary to present the effects of the Transaction in accordance with U.S. GAAP. The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable under the circumstances. Management has elected not to present reasonable estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. Management will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. In addition, there were no accounting policies that were changed because of inconsistency between House of Doge and Brag House.

Article 11 requires Transaction Accounting Adjustments to reflect the accounting for the transaction under U.S. GAAP, including the related statement-of-operations effects.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred had the Transaction been completed on the dates indicated, nor is it necessarily indicative of the future financial position or results of operations of the Combined Company.

Unaudited Pro Forma Condensed Combined Statement of Financial Position
March 31, 2026
(In United States dollars)

	House of Doge Inc. Consolidated	Brag House Holdings, Inc. Consolidated	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$2,836,291	$138,130	$-		$2,974,421
Accounts receivable, net	129,268	9,324,644	(9,324,644)	(C)	$129,268
Short-term investments - related party	1,657,714	-	-		$1,657,714
Short-term investments	370,296	-	-		$370,296
Prepaid expenses and other current assets	2,062,400	445,617	(900,834)	(B)	$1,607,183
	7,055,969	9,908,391	(10,225,478)		6,738,882
Non-current assets
Long-term investments - related party	235,024	-	-		$235,024
Long-term investments	8,327,304	1,424,000	-		$9,751,304
Deferred offering costs	-	1,000,000	-		$1,000,000
Property and equipment, net	34,994	-	-		$34,994
Intangible assets, net	6,144,395	-	-		$6,144,395
Total assets	$21,797,686	$12,332,391	(10,225,478)		$23,904,599

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,555,558	$3,600,411	-		$6,155,969
Short-term debt - related party	55,456	-	-		$55,456
Short-term debt	9,324,031	-	(9,324,644)	(C)	$(613)
Convertible debt	-	1,749,441	-		$1,749,441
Commitment fee payable	-	1,000,000	-		$1,000,000
Current portion of license contract liability	2,400,000	-	-		$2,400,000
	14,335,045	6,349,852	(9,324,644)		11,360,253

Long-term liabilities
Warrant liability	-	3,869,638	-		$3,869,638
License contract liability	4,315,438	-	-		$4,315,438
Total liabilities	18,650,483	10,219,490	(9,324,644)		19,545,329

STOCKHOLDERS’ EQUITY
Series B preferred stock	-	1	(1)	(A)	$-
Common stock	-	2,394	(2,394)	(A)	$-
Additional paid-in capital	46,301,293	34,196,801	(32,984,734)	(A), (B)	$47,513,360
Accumulated other comprehensive income (loss)	197,766	(15,179)	15,179	(A)	$197,766
Retained earnings (accumulated deficit)	(43,351,856)	(32,071,116)	32,071,116	(A)	$(43,351,856)
Total stockholders’ equity	3,147,203	2,112,901	(900,834)		4,359,270

Total liabilities and stockholders’ equity	$21,797,686	$12,332,391	(10,225,478)		$23,904,599

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Loss and Comprehensive Loss

For the Year Ended March 31, 2026

(In United States dollars, except for per share data)

	House of Doge Inc. Consolidated	Brag House Holdings Inc. Consolidated	Pro Forma Adjustments	Pro Forma Combined
Revenue	$138,433	-	-	$138,433
Revenue from related party	5,127,103	-	-	$5,127,103
Total Revenue	5,265,536	-	-	$5,265,536

Operating expenses
Advertising and marketing	3,487,983	597,086	-	$4,085,069
Professional and legal	770,777	2,824,934	-	$3,595,711
General and administrative	28,735,763	5,598,464	-	$34,334,227
Other (income) loss	(42,897,067)	(49,251)	-	$(42,946,318)
Depreciation of property and equipment	6,920	-	-	$6,920
Amortization of intangible assets	1,602,886	-	-	$1,602,886
Change in fair value of digital assets	(970,018)	-	-	$(970,018)
Change in fair value of equity guarantee liability	255,797	-	-	$255,797
Change in fair value of investments	44,452,444	2,576,000	-	$47,028,444
Change in fair value of warrants and convertible debt	-	3,831,579	-	$3,831,579
Impairment of assets	2,563,021	-	-	$2,563,021
Share of loss from equity method investee	2,633,106	-	-	$2,633,106

Total operating expenses	40,641,612	15,378,812	-	56,020,424

Operating loss	(35,376,076)	(15,378,812)	-	(50,754,888)

Other expense (income)
Finance expense - net	1,456,949	977,117	-	$2,434,066
Foreign exchange loss (gain)	27,080	(188)		$26,892
Total other expense	1,484,029	976,929	-	2,460,958

Net loss for the period	$(36,860,105)	$(16,355,741)	$-	$(53,215,846)

Gain on change in fair value of investment	192,738	-	-	$192,738
Foreign currency translation adjustment	5,028	-	-	$5,028
Net comprehensive loss for the period	$(36,662,339)	$(16,355,741)	$-	$(53,018,080)

Net loss per common share - basic & diluted	$(0.11)	$(1.04)		$(0.70)
Weighted average shares outstanding - basic & diluted (see Note 3)	336,590,103	15,661,417		75,902,985

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Accounting for the Transaction

The Transaction is accounted for as a reverse recapitalization under U.S. GAAP. Although Brag House is the legal acquirer in the Transaction, House of Doge has been determined to be the accounting acquirer based on an evaluation of the facts and circumstances of the Transaction, including relative voting rights, composition of the governing body, composition of senior management, relative size and other applicable factors.

Brag House does not meet the definition of a business under ASC 805 because substantially all the fair value of the gross assets acquired is concentrated in one identifiable asset (“screen test”). As a result, the Transaction does not constitute a business combination and will be accounted for as a reverse recapitalization. Under this method of accounting, the Transaction will be treated as the equivalent of House of Doge issuing equity interests for the net assets of Brag House, accompanied by a recapitalization.

The net assets of Brag House will be recognized at their historical carrying amounts, and no goodwill or other intangible assets will be recognized. The historical financial statements of the Combined Company following the Transaction will represent a continuation of the historical financial statements of House of Doge, except that the equity structure will be retrospectively adjusted, as applicable, to reflect the legal equity structure of the Combined Company.

On June 1, 2026 and prior to the completion of the Merger, Brag House effected a 1-for-8 reverse stock split of its outstanding shares of common stock pursuant to a Certificate of Amendment to its Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 29, 2026. The reverse stock split was approved by the Brag House’s stockholders at a special meeting held on April 7, 2026, which authorized the Brag House’s Board of Directors to implement a reverse stock split within a range of 1-for-5 to 1-for-50. The Board subsequently approved a 1-for-8 reverse stock split.

The reverse stock split became effective on June 1, 2026, and Brag House’s common stock began trading on a split-adjusted basis on The Nasdaq Capital Market under the existing ticker symbol, “TBH” at the opening of trading on the same date.

As a result of the reverse stock split, every eight issued and outstanding shares of common stock were automatically combined into one share of common stock. The reverse stock split did not affect the number of authorized shares of common stock or the par value of the common stock. No fractional shares were issued in connection with the reverse stock split. Stockholders who otherwise would have been entitled to receive a fractional share received a cash payment in lieu of such fractional share.

The reverse stock split also resulted in proportionate adjustments to the number of shares of common stock issuable upon the exercise or conversion of the Company’s outstanding equity awards, warrants, convertible securities, and other equity-linked instruments, as well as corresponding adjustments to the applicable exercise or conversion prices, in accordance with the terms of the respective instruments.

The following table summarizes the common shares and Series C preferred shares issued in connection with the Transaction:

Share reconciliation	Common shares	Series C preferred shares
Legacy House of Doge balance as of March 31, 2026, as retrospectively recast	74,250,000	—
Common-share equivalents delivered in Series C preferred form	(10,248,274)	2.049643
Settlement of vested Legacy House of Doge RSUs at the Merger	6,361,978	0.002180
Legacy Brag House common shares included at the Merger	5,539,281	—
Balance, June 30, 2026	75,902,985	2.051823

A total of 10,248,274 shares of HOD common stock were converted into series C preferred stock at an exchange ratio of 1:5,000,000.

Prior to the transaction, Brag House incurred transaction costs of $3,112,707 consisting primarily of legal fees. Brag House recognized these costs as listing or transaction expenses in its separate pre-Merger financial records.

Legacy House of Doge incurred $900,834 of transaction costs directly attributable to the reverse recapitalization. These costs were recorded as a reduction of additional paid-in capital and reduced the additional paid-in capital recognized in connection with the net assets acquired.

Note 2 - Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are based on currently available information and assumptions that management believes are reasonable. The adjustments reflect the accounting for the Transaction in accordance with U.S. GAAP and are described below.

(A): Reflects the recapitalization of Brag House’s historical equity by eliminating balances in Brag House’s series B preferred stock, common stock, additional paid-in capital, accumulated other comprehensive loss and accumulated deficit. This is offset by Brag House’s assumed net asset contribution of $2.11 million reflected additional paid-in capital.

(B): To reclass the accounting acquirer’s transaction costs $0.90 million to additional paid-in capital.

(C): To eliminate House of Doge Inc.’s (accounting acquirer) short-term debt with Brag House Holdings, Inc. (accounting acquiree) upon the close of the Merger.

Note 3 – Loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the reverse recapitalization, assuming the shares were outstanding since April 1, 2025.

As the reverse recapitalization is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the reverse recapitalization have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

For the Year Ended March 31, 2026
Pro forma net loss	$(53,215,846)
Weighted average shares outstanding – basic & diluted	75,902,985
Net loss per share – basic & diluted	$(0.70)

Weighted average shares outstanding – basic & diluted:
Legacy HOD balance as of March 31, 2026, as retroactively recast	74,250,000
Common share equivalents delivered in Series C preferred form	(10,248,274)
Settlement of vested Legacy HOD RSUs at the Merger	6,361,978
Legacy Brah House common shares included at the Merger	5,539,281

Total:	75,902,985